UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

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DYNAMIC LEISURE CORPORATION

 (Exact name of registrant as specified in its charter)

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Minnesota	333-07953	41-1508703
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5680A W. Cypress Street

Tampa, Florida 33607

(Address of Principal Executive Office) (Zip Code)

(813) 877-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Bay West Tampa Investors, LLC Lease

On July 14, 2008, Dynamic Leisure Corporation (the “Company”) received a notice of default from Bay West Tampa Investors, LLC relating to a standard commercial lease for the premises located at 5680 W. Cypress Street, Suite A, Tampa, Florida 33607 (the “Lease”). The Lease dated May 15, 2006 between the Company and 5660 WCS Tampa Owner, LLC (Bay West’s predecessor) is for the Company’s use of its executive offices for 62 months from the commencement date.  The Lease calls for monthly base rent payments as follows: (i) $13,233.02 for the 3-12 months of the first year, (ii) $13,627.30 for the second year, (iii) $14,038.01 for the third year, (iv) $14,456.93 for the fourth year and (v) $14,892.28 for months 49-62 of the Lease. In addition, the Lease requires payment of amounts defined as additional rent, including but not limited to, a portion of the landlord’s operating expenses.

On July 14, 2008, the Company received the notice of default which states that the Company is in default in the payment of rent and all other amounts defined as rent under the Lease in the amount of $63,161.09. Bay West has demanded payment of all amounts due or owing by July 17, 2008 or possession of the premises. The notice states that it is without prejudice to other rights the landlord may have against the Company. Per the Lease, in the event of default, upon compliance with Florida law, the landlord may do one or more of the following: terminate the lease and recover all damages caused by the tenant’s breach; repossess the premises and relet at such amount as it deems reasonable; declare the entire remaining base rent and additional rent immediately due and payable, discounted to present value as set forth in the agreement; bring action for recovery of all amounts due from tenant; or pursue any other remedy available in law or equity.

Valdes Matter

On July 18, 2008, the Company received a notice of default from counsel for Raymon and Barbara Valdes (collectively, “Valdes”) relating to a settlement agreement between the Company and Valdes dated April 13, 2007. The settlement related to the purchase of the issued and outstanding common stock of Changes in L’Attitude, Inc., a Florida corporation, by the Company from Valdes. Terms and conditions of the settlement included, among other things, payment to Raymon Valdes of 52 weekly payments of $8,064.55 beginning June 27, 2007.

Valdes has demanded payment of $71,661.38, for the remaining balance of the weekly payments under the settlement agreement plus interest.  Pursuant to the settlement agreement, if default in payment is not cured in seven days, Valdes may seek court enforcement of the settlement agreement against the Company. The Company is unable to make this payment to Valdes.

Item 5.02.

Departure of Directors or Officers; Election of Directors; Appointment of Principal Officers

Effective July 15, 2008, Robert Goddard resigned as a director of the Company. Effective July 18, 2008, John Vahl resigned as a director of the Company. Copies of both directors’ resignation letters are attached to this report as exhibits.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

17.1

Resignation Letter of Robert Goddard

17.2

Resignation Letter of John Vahl

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Leisure Corporation

By:	/s/ Daniel G. Brandano
Daniel G. Brandano President and Chief Executive Officer

Date:  August 1, 2008

INDEX TO EXHIBITS

Exhibit No.

Description

17.1

Resignation Letter of Robert Goddard

17.2

Resignation Letter of John Vahl